UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 20, 2007

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111
(Commission File Number)

California	94-3229046
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1360 O’Brien Drive, Menlo Park, California  94025

(Address of principal executive offices, with zip code)

(650) 462-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 20, 2007, Depomed, Inc. (the “Company”) entered into Common Stock Purchase Agreements with selected institutional investors (each, a “Purchase Agreement”).  Pursuant to the terms of the Purchase Agreements, on April 23, 2007, the investors purchased a total of 5,300,000 shares of the Company’s common stock at a price per share of $3.775 per share.  The form of Purchase Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference.  The foregoing description of the Purchase Agreement is qualified in its entirety by reference to such exhibit.  The shares of the Company’s common stock issued pursuant to the Purchase Agreements have been registered on a registration statement on Form S-3 (File No. 333-130510).

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Form of Common Stock Purchase Agreement between Depomed, Inc. and selected institutional investors dated April 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: April 23, 2007	By:	/s/ John F. Hamilton
John F. Hamilton
Vice President and
Chief Financial Officer

Exhibit Index

10.1	Form of Common Stock Purchase Agreement between Depomed, Inc. and selected institutional investors dated April 20, 2007.